Exhibit 8.1

Subsidiaries of Atlantica Yield plc

Subsidiary	Jurisdiction of Incorporation or Organization
ABY Concessions Infrastructures, S.L.U.	Spain
ABY Concessions Peru, S.A.	Peru
ABY Holdings USA, LLC	Delaware
ABY Infrastructures USA LLC	Delaware
ABY Servicios Corporativos S.L.U.	Spain
ABY South Africa (Pty) Ltd	South Africa
ABY Transmision Sur, S.A.	Peru
ACT Energy Mexico, S. de R.L. de C.V.	Mexico
ACT Holding S.A. de C.V.	Mexico
Aguas de Skikda S.p.A.	Algeria
Arizona Solar One LLC	Delaware
ASHUSA Inc.	Delaware
ASI Operations LLC	Delaware
ASO Holdings Company LLC	Delaware
ASUSHI Inc.	Delaware
Atlantica Yield Chile SpA	Chile
AYES International UK Ltd	UK
Atlantica Yield España S.L.	Spain
Atlantica Investments Limited	UK
ATN, S.A.	Peru
ATN2, S.A.	Peru
AY Holding Uruguay S.A.	Uruguay
AYES Canada Inc	Canada
Banitod S.A.	Uruguay
Cadonal, S.A.	Uruguay
Carpio Solar Inversiones, S.A.U.	Spain
CKA1 Holding, S. de R.L. de C.V.	Mexico
Ecija Solar Inversiones, S.A.U.	Spain
Estrellada, S.A.	Uruguay
Extremadura Equity Investments Sárl.	Luxembourg
Fotovoltaica Solar Sevilla, S.A.	Spain
Geida Skikda, S.L.	Spain
Helioenergy Electricidad Dos, S.A.U.	Spain
Helioenergy Electricidad Uno, S.A.U.	Spain
Helios I Hyperion Energy Investments, S.A.U.	Spain
Helios II Hyperion Energy Investments, S.A.U.	Spain
Hidrocañete S.A.	Peru
Hypesol Energy Holding, S.L.U.	Spain
Kaxu Solar One (Pty) Ltd.	South Africa
Logrosan Equity Investments Sárl.	Luxembourg
Logrosan Solar Inversiones Dos, S.L.	Spain

Logrosan Solar Inversiones, S.A.U.	Spain
Mojave Solar Holdings LLC	Delaware
Mojave Solar LLC	Delaware
Palmatir, S.A.	Uruguay
Palmucho, S.A.	Chile
RRHH Servicios Corporativos S. de R.L. de C.V.	Mexico
Sanlucar Solar, S.A.U.	Spain
Solaben Electricidad Dos, S.A.	Spain
Solaben Electricidad Seis, S.A.U.	Spain
Solaben Electricidad Tres, S.A.	Spain
Solaben Electricidad Uno S.A.U.	Spain
Solaben Luxembourg S.A.	Luxembourg
Solacor Electricidad Dos, S.A.	Spain
Solacor Electricidad Uno, S.A.	Spain
Solar Processes, S.A.U.	Spain
Solnova Electricidad Cuatro, S.A.U.	Spain
Solnova Electricidad Tres, S.A.U.	Spain
Solnova Electricidad, S.A.U.	Spain
Solnova Solar Inversiones, S.A.U.	Spain
Transmisora Baquedano, S.A.	Chile
Transmisora Mejillones, S.A.	Chile